Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 for Western Sierra Bancorp of our report, dated January 23, 2004, appearing in the Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2003.

        We further consent to the reference to our firm under the caption "Experts" and "The Merger—Federal Income Tax Consequences" in the proxy-statement prospectus which is part of this Registration Statement.

                      /s/ Perry-Smith LLP

Sacramento, California
January 25, 2005